Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements and schedule of Amphenol Corporation and the effectiveness of Amphenol Corporation’s internal control over financial reporting dated February 17, 2017, appearing in the Annual Report on Form 10-K of Amphenol Corporation for the year ended December 31, 2016.

/s/ Deloitte & Touche LLP

Hartford, Connecticut

May 19, 2017